REPORT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS AND
SHAREHOLDERS OF NICHOLAS APPLEGATE FUND, INC.

     We have audited the accompanying statement of
assets and liabilities of Nicholas Applegate Fund,
Inc.  (the  "Fund"), including  the  portfolio  of
investments,  as  of December 31,  1999,  and  the
related statement of operations for the year  then
ended, the statement of changes in net assets  for
each  of  the two years in the period then  ended,
and  the  financial highlights on page 31  of  the
Prospectus  for  each of the  five  years  in  the
period then ended. These financial statements  and
financial highlights are the responsibility of the
Fund's  management.  Our  responsibility   is   to
express an opinion on these financial statements and financial highlights based on our audits.

      We  conducted our audits in accordance  with
auditing  standards  generally  accepted  in   the
United  States.  Those standards require  that  we
plan  and  perform the audit to obtain  reasonable
assurance  about whether the financial  statements
and  financial  highlights are  free  of  material
misstatement.  An audit includes examining,  on  a
test  basis,  evidence supporting the amounts  and
disclosures in the financial statements, including
confirmation  of securities owned as  of  December
31, 1999, by correspondence with the custodian and
brokers.  An  audit  also includes  assessing  the
accounting   principles   used   and   significant
estimates   made  by  management,   as   well   as
evaluating   the   overall   financial   statement
presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and
financial  highlights referred  to  above  present
fairly,  in  all material respects, the  financial
position  of Nicholas Applegate Fund, Inc.  as  of
December  31, 1999, the results of its  operations
for  the  year then ended, the changes in its  net
assets  for  each of the two years in  the  period
then  ended, and the financial highlights on  page
31 of the Prospectus for each of the five years in
the   period   then   ended  in  conformity   with
accounting principles generally accepted in the United States.


Los Angeles, California
February 11, 2000